Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Workhorse Group Inc. (the “Company”) of our report dated March 31, 2026, which included an explanatory paragraph as to the Company's ability to continue as a going concern, with respect to our audit of the consolidated financial statements of Workhorse Group Inc. as of December 31, 2025 and for the year then ended included in the Annual report on Form 10-K.

/s/ Carr, Riggs & Ingram L.L.C.
Palm Beach Gardens, Florida July 17, 2026